EXHIBIT 23.1




                    [LETTERHEAD OF COOPERS & LYBRAND, L.L.P.]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Geotek Communications, Inc. on Form S-3 (Nos. 33-5508, 33-49548, 33-57530, 33-61034, 33-72820, 33-78540, 33-85296, 33-62073, 33-62327, 33-64117 and
33-64533),  on Form S-4 (No. 33-62333) and Form S-8 (No. 33-67144) of our report dated March 26, 1996, on our audits of the consolidated financial statements and consolidated financial statement schedule of Geotek Communications, Inc. and Subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.


                                                   COOPERS & LYBRAND L.L.P



New York, New York
March 27, 1996

                    [LETTERHEAD OF COOPERS & LYBRAND, L.L.P.]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Geotek Communications, Inc. on Form S-3 (Nos. 33-5508, 33-49548, 33-57530, 33-61034, 33-72820, 33-78540, 33-85296, 33-62073, 33-62327, 33-64117 and
33-64533),  Form S-4 (No.  33-62333)  and Form S-8 (No.  33-67144) of our report dated March 21, 1996, on our audits of the consolidated financial statements of Bogen Communications International, Inc. (formerly European Gateway Acquisition Corp.) as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which is included in this Annual Report on Form 10-K.

                                                   COOPERS & LYBRAND L.L.P.



New York, New York
March 27, 1996